AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT is made and entered into as of March 15, 2006, by and between Barnabus Energy, Inc. (incorporated as Barnabus Enterprises Ltd.), a Nevada corporation (hereinafter called the “Corporation”), and Cheryl J. Bostater (hereinafter called the “Executive”). The Amendment No. 1 has been clarified pursuant to resolutions of the Board of Directors of the Company dated July 24, 2006.

WITNESSETH:

WHEREAS the Corporation and the Executive have entered into that certain Employment Agreement dated as of November 1, 2005 (the “Agreement”) and now wish to amend such Agreement;

NOW THEREFORE in consideration of the mutual promises, covenants, representations and warranties contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree to amend (this “Amendment”) the Agreement as follows:

1.    Equity Compensation. Section 3(c) of the Agreement is hereby deleted in its entirety and replaced with the provision set forth below:

(c)    Stock Grant. On March 15, 2006, the Corporation shall issue to Executive one million four hundred seven thousand eight hundred five (1,407,805) shares (the “Stock Grant”) of the Corporation’s common stock. The Stock Grant shall vest in accordance with the provisions set forth on Exhibit A. The Stock Grant shall be duly authorized, legally issued, fully paid and non-assessable. If the Corporation terminates this Agreement for Cause pursuant to Section 5(a) hereof, or if the Executive terminates this Agreement other than for Good Reason pursuant to Section 5(c) hereof, then the Executive shall be deemed to have forfeited all of the Stock Grant that has not vested in accordance with Exhibit A at the time of such termination, and the Executive shall deliver certificates representing such forfeited shares to the Corporation promptly after such termination.

2.    Option Revocation. All options previously issued to the Executive pursuant to Section 3(c) of the Agreement shall be cancelled and revoked and shall be of no further force and effect.

3.    Other. Except for the changes made by this Amendment, the original Agreement shall remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

IN WITNESS WHEREOF, the Corporation and the Executive have executed this Amendment on the day and year first above written.

BARNABUS ENERGY, INC.

By:	/s/ David Saltman
David Saltman, Chief Executive Officer

By:	/s/ Cheryl Bostater
Cheryl J. Bostater

EXHIBIT A
STOCK GRANT VESTING PROVISIONS

Provided that the Agreement has not earlier been terminated, the Stock Grant shall vest as set forth in the following table:

Date of Vesting	Stock Vesting on Date	Aggregate Stock Vested Through Date	Stock Remaining Unvested
			1,407,805
March 15, 2006	117,317	117,317	1,290,488
March 31, 2006	117,317	234,634	1,173,171
June 30, 2006	117,317	351,951	1,055,854
September 30, 2006	117,317	469,268	938,537
December 31, 2006	117,317	586,585	821,220
March 31, 2007	117,317	703,902	703,903
June 30, 2007	117,317	821,219	586,586
September 30, 2007	117,317	938,536	469,269
December 31, 2007	117,317	1,055,853	351,952
March 31, 2008	117,317	1,173,170	234,635
June 30, 2008	117,317	1,290,487	117,318
September 30, 2008	117,318	1,407,805	0

In addition to the foregoing vesting milestones, all unvested shares of stock vest immediately upon (i) a termination of this Agreement due to the death or disability of the Executive in accordance with Section 7(a) of the Agreement, or (ii) a termination of this Agreement by the Corporation other than for Cause pursuant to Section 7(b), or (iii) a termination by the Executive for Good Reason pursuant to Section 7(c) or (iv) upon a Change of Control as that term is defined in Section 7(c).

All share amounts in this Exhibit A shall be adjusted for stock splits, consolidations, reorganizations and similar transactions. All section references herein are to sections of the Agreement.